UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2010

MF Global Holdings Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 589-6200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities

On July 15, 2010, MF Global Holdings Ltd. (“MF Global”) announced the results of its offer to exchange shares of its common stock, $1.00 par value per share (“Common Stock”), and cash for any and all of its outstanding 9.75% Non-Cumulative Convertible Preferred Stock, Series B, $1.00 par value per share (the “Series B Preferred Stock”), and any and all of its outstanding 9.00% Convertible Senior Notes due 2038 (the “Notes” and, together with the Series B Preferred Stock, the “Exchange Securities”), on terms and subject to the conditions described in the Offer to Exchange, dated June 1, 2010, as amended on June 15, 2010 and supplemented on June 30, 2010 and in the related Letters of Transmittal (the “Exchange Offer”). The Exchange Offer expired at 11:59 p.m., New York City time, on July 14, 2010 and settled on July 15, 2010.

In the aggregate, MF Global issued 11,385,852 shares of Common Stock and paid approximately $53.27 million in cash (excluding accrued dividends and interest) in exchange for Series B Preferred Stock and Notes. Approximately 10.49 million of the new shares and $48.79 million of the cash were delivered in exchange for 1,096,450 shares of Series B Preferred Stock ($109,645,000 in aggregate liquidation preference), and 893,486 new shares and approximately $4.48 million of the cash were delivered in exchange for $9,337,000 aggregate principal amount of Notes. The number of shares of Common Stock issued in the Exchange Offer was equal to the number of shares that were issuable on conversion of the acquired securities in accordance with their terms at the time of settlement. All shares of Series B Preferred Stock acquired in the Exchange Offer have been retired and restored to authorized capital, and all Notes acquired in the Exchange Offer have been cancelled. After settlement of the Exchange Offer, 403,550 shares of Series B Preferred Stock ($40,355,000 in aggregate liquidation preference) and $195,663,000 aggregate principal amount of Notes remained outstanding with no change in their terms.

The shares of Common Stock were issued in the Exchange Offer without registration under the Securities Act of 1933, in reliance upon the exemption set forth in Section 3(a)(9) of the Act, for securities exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid for soliciting the exchange.

Holders of Notes who tendered their securities in the Exchange Offer were deemed to consent to the termination of the Replacement Capital Covenant made by MF Global for the benefit of the Note holders in connection with the issuance of MF Global’s Series A preferred stock in 2008. Because less than a majority in principal amount of the Notes was tendered, however, the termination did not occur and the covenant, which limits the ability of MF Global to purchase or redeem the Series A preferred stock in certain circumstances, remains in effect.

On July 15, 2010, MF Global issued a press release announcing the settlement of the Exchange Offer. The press release has been furnished as Exhibit 99.1 and is incorporated by reference into this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release, dated July 15, 2010 (incorporated by reference to Exhibit (a)(5)(D) to MF Global’s Amendment No. 3 to Tender Offer Statement on Schedule TO, filed on July 15, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL HOLDINGS LTD.

Date: July 15, 2010	By:	/s/ LAURIE R. FERBER
	Name:	Laurie R. Ferber
	Title:	Executive Vice President and General Counsel

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